UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP

JCP SINGLE-ASSET PARTNERSHIP, LP

JCP INVESTMENT PARTNERS, LP

JCP INVESTMENT HOLDINGS, LLC

JCP INVESTMENT MANAGEMENT, LLC

JAMES C. PAPPAS

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

BANDERA MASTER FUND L.P.

BANDERA PARTNERS LLC

GREGORY BYLINSKY

JEFFERSON GRAMM

LAKE TRAIL MANAGED INVESTMENTS LLC

LAKE TRAIL CAPITAL LP

LAKE TRAIL CAPITAL GP LLC

THOMAS W. PURCELL, JR.

JOSHUA E. SCHECHTER

JOHN B. MORLOCK

ALAN VITULI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP INVESTMENT PARTNERSHIP, LP

May 1, 2017

Dear Fellow Fiesta Stockholder:

JCP Investment Partnership, LP and the other participants in this solicitation (collectively, “JCP” or “we”) are the beneficial owners of an aggregate of 2,337,247 shares of common stock, par value $0.01 per share (the “Common Stock”), of Fiesta Restaurant Group, Inc., a Delaware corporation (“Fiesta” or the “Company”), representing approximately 8.6% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we believe meaningful changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. We are seeking your support for the election of our two (2) nominees at the annual meeting of stockholders scheduled to be held at Akerman LLP, 666 Fifth Avenue, 20th Floor, New York, New York, 10103 on Wednesday, June 7, 2017, at 8:00 A.M. Eastern Time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). We are seeking representation on the Board because we believe that the Board will benefit from the addition of directors with relevant skill sets and a shared objective of enhancing value for the benefit of all Fiesta stockholders. The individuals that we have nominated are highly-qualified, capable and ready to serve the stockholders of Fiesta.

Like all of Fiesta’s other stockholders, we will only be able to achieve a return on our investment upon the appreciation in value of Fiesta’s stock. We believe that there is significant value to be realized at Fiesta. However, we are concerned that the Board is not taking the appropriate actions to address the Company’s continuing underperformance. Given the Company’s financial and stock price underperformance under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of Fiesta, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s stockholders realize maximum value for their investment. Collectively, our nominees bring not only significant operating experience in the restaurant industry, but a strong track record of creating stockholder value. The Company has a classified Board, which is currently divided into three (3) classes. The terms of three (3) Class II directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our two (2) nominees in opposition to two (2) of the Company’s director nominees for the class with terms ending in 2020. Your vote to elect our nominees will have the legal effect of replacing two (2) incumbent directors with our nominees. If elected, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock stockholder value.

Through the attached Proxy Statement, we are soliciting proxies to elect not only our two (2) nominees, but also the candidate who has been nominated by the Company other than Barry J. Alperin and Brian P. Friedman. This gives stockholders who wish to vote for our nominees the ability to vote for all three (3) directorships up for election. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as directors if our nominees are elected.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about May 1, 2017.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact ICOM Advisors LLC dba InvestorCom, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ James C. Pappas

James C. Pappas
JCP Investment Partnership, LP

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of JCP’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

2017 ANNUAL MEETING OF STOCKHOLDERS
OF
FIESTA RESTAURANT GROUP, INC.

_________________________

PROXY STATEMENT
OF
JCP INVESTMENT PARTNERSHIP, LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

JCP Investment Partnership, LP, a Texas limited partnership (“JCP Partnership”), and the other participants in this solicitation (collectively, “JCP” or “we”) are significant stockholders of Fiesta Restaurant Group, Inc., a Delaware corporation (“Fiesta” or the “Company”), who collectively beneficially own an aggregate of 2,337,247 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, representing approximately 8.6% of the outstanding shares of Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be meaningfully reconstituted to ensure that the Board takes the necessary steps for the Company’s stockholders to realize the maximum value of their investments. We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. We are seeking your support at the annual meeting of stockholders scheduled to be held at Akerman LLP, 666 Fifth Avenue, 20th Floor, New York, New York, 10103 on Wednesday, June 7, 2017, at 8:00 A.M. Eastern Time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect JCP’s two (2) director nominees, John B. Morlock and James C. Pappas (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class II directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To hold a non-binding advisory vote on the compensation of the Company’s named executive officers;
3.	To approve the Fiesta Restaurant Group, Inc. 2012 Stock Incentive Plan, as amended, (the “Incentive Plan”) for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);
4.	To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to implement a majority voting standard in uncontested elections of directors;
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5.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year; and
6.	To consider and act upon such other matters as may properly come before the Annual Meeting.

JCP Partnership, JCP Single-Asset Partnership, LP, a Texas limited partnership (“JCP Single-Asset”), JCP Investment Partners, LP, a Texas limited partnership (“JCP Partners”), JCP Investment Holdings, LLC, a Texas limited liability company (“JCP Holdings”), JCP Investment Management, LLC, a Texas limited liability company (“JCP Management”), James C. Pappas, BLR Partners LP, a Texas limited partnership (“BLR Partners”), BLRPart, LP, a Texas limited partnership (“BLRPart GP”), BLRGP Inc., a Texas S corporation (“BLRGP”), Fondren Management, LP, a Texas limited partnership (“Fondren Management”), FMLP Inc., a Texas S corporation (“FMLP”), Bradley L. Radoff, Bandera Master Fund L.P., a Cayman Islands exempted limited partnership (“Bandera Master Fund”), Bandera Partners LLC, a Delaware limited liability company (“Bandera Partners”), Gregory Bylinsky, Jefferson Gramm, Lake Trail Managed Investments LLC, a Delaware limited liability company (“Lake Trail Fund”), Lake Trail Capital LP, a Delaware limited partnership (“Lake Trail Capital”), Lake Trail Capital GP LLC, a Delaware limited liability company (“Lake Trail GP”), Thomas W. Purcell, Jr., Joshua E. Schechter and John B. Morlock are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation. Alan Vituli may also be deemed to be a participant in this proxy solicitation.

As of the date hereof, the participants in this solicitation collectively own 2,337,247 shares of Common Stock (the “JCP Group Shares”). We intend to vote such shares FOR the election of the Nominees, in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) with respect to the approval of the advisory vote on the compensation of the Company’s named executive officers, in accordance with the recommendation of ISS with respect to the approval of the Incentive Plan, FOR the Charter amendment to implement a majority voting standard in uncontested elections of directors, and FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year, as described herein.

The Company has set the close of business on May 4, 2017 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of April 27, 2017, there were 27,063,570 shares of Common Stock outstanding.

This Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about May 1, 2017.

THIS SOLICITATION IS BEING MADE BY JCP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH JCP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

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JCP URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at

www.icommaterials.com/FRGI
______________________________

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. JCP urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees and in accordance with JCP’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to JCP, c/o ICOM Advisors LLC dba InvestorCom (“InvestorCom”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our two (2) Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of JCP’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

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 Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•	In July 2016, Bradley L. Radoff and Joshua E. Schechter engaged in a telephone conversation with Fiesta’s external investor relations representative, Raphael Gross, to discuss the Company generally.
•	On August 9, 2016, James C. Pappas and Messrs. Radoff and Schechter engaged in a telephone conversation with Timothy P. Taft, the then Chief Executive Officer, President and director of the Company. During their conversation, the representatives of JCP expressed their concerns with the Company, including with respect to certain operational issues and capital allocation decisions. Specifically, the representatives of JCP expressed their disagreement with the spin-off of Taco Cabana and the failing expansion efforts of Pollo Tropical in Texas.
•	On August 25, 2016, the Company announced that Mr. Taft would retire at year-end. The Company also announced that the Board would review Fiesta’s strategic plan.
•	On August 26, 2016, Mr. Pappas informed the Company that JCP was approaching 5% ownership of the Company and requested another meeting with management.
•	On August 30, 2016, certain members of JCP entered into a group agreement (the “Group Agreement”) in which, among other things, the parties agreed to engage in discussions with the Company regarding means to enhance stockholder value and corporate governance.
•	On September 7, 2016, Mr. Pappas flew to Dallas and met with Mr. Taft and Lynn S. Schweinfurth, Chief Financial Officer and Senior Vice President of the Company. During the meeting, Mr. Pappas expressed his belief that there was significant untapped opportunity in Taco Cabana and Pollo Tropical. Mr. Pappas also shared his concerns regarding menu creativity and recent competitors in the market.
•	On September 19, 2016, JCP filed its initial Schedule 13D with the Securities and Exchange Commission disclosing a 6.2% ownership stake in the Company. JCP also stated its intent to engage in discussions with the Company’s management, the Board, stockholders of the Company and other interested parties regarding the Company’s capital allocation, corporate governance (including Board composition), operations, strategic plans and other means to enhance stockholder value.
•	On September 27, 2016, the Company announced that, effective September 30, 2016, Mr. Taft will retire as Chief Executive Officer and President and resign from the Board. The Company also announced that, effective September 30, 2016, Danny Meisenheimer, Chief Operating Officer – Pollo Tropical, will be appointed interim Chief Executive Officer and President of the Company.
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•	On September 29, 2016, representatives of JCP had a telephone conversation with directors Barry J. Alperin and Nicholas Daraviras. During the conversation, representatives of JCP expressed serious concerns with the Company’s continued underperformance, the Board’s lack of directors with restaurant experience and the outsized influence that Jefferies has over the Board despite selling its shares of the Company. JCP made clear its belief that the Board is in need of direct stockholder representatives and individuals with restaurant operations experience. JCP also raised concerns with the lack of transparency with respect to rumors regarding a potential strategic alternatives process underway at the Company. JCP suggested that it should have representation on the Board.
•	On September 30, 2016, Mr. Pappas sent an e-mail to Mr. Daraviras contemplating a proposed settlement framework whereby, among other things, JCP would be granted two seats on the Board and the Company would seek stockholder approval to amend the Charter to declassify the Board to promote increased accountability.
•	On October 7, 2016, Mr. Pappas sent an email to Mr. Daraviras concerning the proposed settlement framework and requesting a response by October 14, 2016.
•	On October 14, 2016, Mr. Pappas received an e-mail on behalf of the Board from Mr. Daraviras explaining that the Board is declining to engage in settlement discussions with JCP at this time.
•	On October 18, 2016, JCP filed an amendment to its Schedule 13D disclosing a 6.9% ownership position and the correspondence between JCP and the Company on September 30, 2016 and October 14, 2016, respectively.
•	On December 20, 2016, representatives of JCP had a telephone conversation with Messrs. Alperin and Daraviras. JCP reiterated its belief that the Board is in need of direct stockholder representatives and experienced restaurant operators. JCP notified the Company that to the extent that the Board fails to add a representative of JCP and a restaurant operator to the Board, JCP intends to nominate a slate of director candidates for election at the Annual Meeting. JCP also raised concerns with the rumors regarding the banker Fiesta may have engaged to conduct a strategic review process and reiterated its belief that if a strategic review process is underway, stockholders deserve transparency.
•	On January 26, 2017, JCP Partnership delivered a letter to the Company nominating John B. Morlock, James C. Pappas and Joshua E. Schechter for election to the Board at the Annual Meeting. Also on January 26, 2017, John B. Morlock entered into a Joinder Agreement to the Group Agreement.
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•	On January 30, 2017, JCP issued a press release announcing the nomination of the Nominees to the Board. In addition, JCP expressed its concerns with the destruction of value that the Company’s stockholders have suffered over the past several years, noting the Board’s misguided decision to pursue Pollo Tropical’s failed expansion into Texas. JCP also expressed its belief that the Board must be reconstituted with direct stockholder representatives and experienced restaurant operators. Also on January 30, 2017, JCP filed an amendment to its Schedule 13D disclosing a 7.1% ownership position, the nomination of the Nominees and the issuance of the press release.
•	On February 9, 2017, JCP issued a press release announcing that Alan Vituli, the former Chairman and CEO of Carrols (which owned Fiesta prior to its spin-off), has endorsed JCP’s efforts to reconstitute the Board and supports the election of its Nominees.
•	On February 27, 2017, Fiesta issued a press release announcing that Richard C. Stockinger had been appointed Chief Executive Officer and President of the Company and Mr. Meisenheimer was appointed Chief Operating Officer and Senior Vice President of the Company, both effective February 28, 2017. Also on February 27, 2017, Fiesta announced that Paul E. Twohig was appointed as a director and that current director Stacey Rauch was named as non-executive Chairman of the Board, both effective February 28, 2017.
•	On February 28, 2017, JCP filed an amendment to its Schedule 13D disclosing an 8.5% ownership position.
•	On March 1, 2017, Leucadia National Corporation (“Leucadia”), a multi-billion dollar holding company where director Brian P. Friedman serves as President and a director, began purchasing shares of Fiesta. From March 1 to March 8, 2017, Leucadia purchased an aggregate of 1,007,000 at a weighted average price of $20.4994 per share. Jefferies, of which Fiesta directors Messrs. Alperin, Friedman and Daraviras are affiliated with, is an operating company under the Leucadia umbrella.
•	On March 2, 2017, representatives of JCP engaged in a telephone conversation with Mr. Stockinger and Ms. Schweinfurth, Chief Financial Officer and Senior Vice President of the Company. During the call, the parties discussed the Company’s underperformance and means to enhance stockholder value.
•	On March 3, 2017, representatives of JCP engaged in a telephone conversation with Ms. Rauch, Mr. Daraviras and Joseph A. Zirkman, Senior Vice President, General Counsel and Secretary of the Company. During the call, the parties discussed, among other things, the Company’s poor performance and why the three directors affiliated with Jefferies remain on the Board. Following the call, JCP advised Ms. Rauch that it believes that Messrs. Morlock and Pappas should be added to the Board in place of Messrs. Alperin and Friedman, whose terms expire at the Annual Meeting.
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•	On March 6, 2017, Mr. Pappas engaged in a telephone conversation with Messrs. Daraviras and Zirkman. During the conversation, Messrs. Daraviras and Zirkman indicated that the members of the Board would be interested in meeting with Messrs. Morlock and Pappas to evaluate their candidacies.
•	On March 10, 2017, Messrs. Morlock and Pappas each flew to Ft. Lauderdale, Florida and met with directors Stephen P. Elker and Jack S. Smith, as well as Messrs. Stockinger and Zirkman.
•	On March 17, 2017, Messrs. Morlock and Pappas each flew to New York and met with Messrs. Alperin, Friedman, Daraviras, Twohig and Zirkman.
•	On March 22, 2017, Mr. Daraviras called Mr. Pappas and informed him that the Board is willing to offer JCP one Board seat to avoid a potential election contest. Believing that to be insufficient, JCP proposed that the Board be expanded by two to a total of nine directors with one JCP Nominee, one mutually agreeable candidate and Mr. Stockinger being added to the Board and one incumbent director stepping down. JCP also suggested that the Board seek stockholder approval to amend the Charter to declassify the Board to promote increased accountability. Mr. Daraviras indicated that the Company is not considering any incumbent director coming off of the Board.
•	On March 27, 2017, Messrs. Pappas and Schechter each separately engaged in telephone conversations with Mr. Daraviras. Mr. Daraviras indicated that he would contact Mr. Pappas again to resume the discussions, but never made such a call.
•	On April 6, 10 and 11, 2017, a representative of JCP and Mr. Daraviras engaged in multiple telephone conversations regarding a possible settlement framework.
•	On April 12, 2017, JCP issued an open letter to Fiesta’s Chairman of the Board. In the letter, JCP explained its belief that the Board’s recent offer contemplating the addition of one of its candidates now and a separate individual to be identified by the Board at a later date is unacceptable given the lack of assurance that the person selected would be mutually agreeable, and that JCP is unwilling to commit to a multi-year standstill period given the current classified Board structure as it believes this would effectively serve to further entrench the incumbent directors. JCP also explained its belief that any potential agreement must involve the immediate addition of two highly qualified director candidates. JCP also noted that it intends to withdraw its nomination of Mr. Schechter and seek the election of Messrs. Morlock and Pappas in opposition to Messrs. Alperin and Friedman, but remains open to a collaborative process regarding Board composition.
•	On April 13, 2017, the Company filed its preliminary proxy statement in connection with the Annual Meeting.
•	On April 14, 2017, JCP filed its preliminary proxy statement in connection with the Annual Meeting.
•	On April 24, 2017, the Company announced a “Strategic Renewal Plan” that included, among other things, the closure of 30 Pollo Tropical restaurants outside of Florida.
•	On April 25, 2017, JCP issued a press release commenting on the “Strategic Renewal Plan” announced by the Company. JCP explained its belief that the Company’s announced impairments of a majority of Pollo Tropical restaurants outside of Florida exemplifies the need for Board change.
•	On May 1, 2017, the Company filed its definitive proxy statement in connection with the Annual Meeting, in which it disclosed that the size of the Board was increased to nine (9) members and Nicholas P. Shepherd and Mr. Stockinger were each appointed to the Board. Interestingly, the Company’s definitive proxy statement reveals that none of the three (3) directors who were recently unilaterally appointed to the Board without stockholder approval, Messrs. Shepherd, Stockinger and Twohig, are up for election at the Annual Meeting.

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REASONS FOR THE SOLICITATION

WE BELIEVE THAT SIGNIFICANT IMPROVEMENT TO
FIESTA’S BOARD IS NEEDED NOW

Over the past several months, we have attempted to lead constructive dialogue with the Board and management team. We have privately and publicly demonstrated our concerns with Fiesta. We have clearly articulated our views about the challenges Fiesta faces and the future opportunities it can capture over the long term. However, as the Company has continued to struggle under the current Board’s watch, we have come to the conclusion that significant change in the boardroom is a necessary precondition to any meaningful improvement at Fiesta.

We are convinced that change should go to the core of the issues at Fiesta, and we are adamant that any change should bolster the position of the public stockholders. Therefore, we are soliciting your support at the Annual Meeting to elect our Nominees, who we believe would bring significant and relevant experience and represent the best interests of the public stockholders in the boardroom.

We are Concerned by Fiesta’s Negative and Underperforming Total Shareholder Returns Over Each of the Last 3 Years

The current directors of Fiesta have presided over prolonged underperformance and we believe they must be held accountable for the massive destruction of value that has occurred under their watch. The Company’s total shareholder returns have been negative over the past one, two and three-year periods. Over such periods, Fiesta has significantly trailed its peers and the broader equity market.

 The two incumbent directors we are seeking to replace at the Annual Meeting, Barry J. Alperin, and Brian P. Friedman, have been on the Board during this significant destruction of value. Notably, Messrs. Alperin and Friedman and Nicholas Daraviras are affiliated with Jefferies Capital Partners LLC (“Jefferies”), which at the time of Fiesta’s spin-off owned approximately 28.3% of Fiesta’s outstanding shares. However, after selling its shares in 2013, Jefferies was able to avoid this value destruction.

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Despite Fiesta’s poor performance, the only person who has been held “accountable” in a sense is former Chief Executive Officer Timothy P. Taft, who is the only individual no longer on the Board. We question how Jack A. Smith, who was removed as Chairman of the Board in February 2017, continues to serve as a director after overseeing Fiesta’s underperformance. We find the lack of accountability to be troubling.

It is evident to us that the significant destruction of stockholder value and lack of accountability warrants an overhaul in the boardroom. Our Nominees collectively bring significant experience and complimentary skill-sets in the areas of capital allocation, restaurant operations and return on invested capital, which we believe can help restore value for stockholders.

We are Concerned by the Board’s Lack of Restaurant Experience

The current Board allowed Fiesta’s management team to spend more than $70 million expanding into Texas with an unproven concept for a prospective market – opening more than 36 Pollo Tropical locations with little success. In addition, instead of trying one Texas market and using that cluster to build a team and brand awareness, the Board made the ill-advised decision to allow management to enter the Houston, Dallas, San Antonio and Austin markets concurrently. Interestingly, this failed expansion, which resulted in approximately $12.5 million of operating losses,1 was pursued only after Jefferies sold its shares. We question if Messrs. Alperin, Friedman and Daraviras would have authorized such expansion if Jefferies’ capital was still at stake.

We cannot fathom a Board possessing the requisite restaurant operations experience (or a vested financial interest in the Company) would have authorized such a decision and believe that this failure exemplifies the need for individuals with restaurant experience to join the Board immediately. Notwithstanding the Board’s unilateral appointment of Paul E. Twohig on February 28, 2017 and subsequent unilateral appointments of Nicholas P. Shepherd and Richard C. Stockinger on April 28, 2017 (all apparently provoked by our involvement), we continue to believe that additional individuals with restaurant experience must be added.

Our two Nominees, John B. Morlock and James C. Pappas, bring a wealth of industry experience and contacts to the boardroom, which we believe will prove instrumental in the Company’s future success.

We are Concerned by Operational Issues and Apparent Strategic Shortcomings Plaguing the Company

Abysmal Capital Allocation

Fiesta has spent more than $350 million over the past 6 years on capital expenditures while experiencing an approximately $11 million decline in income from operations.

1 Calculated based on information contained in Fiesta’s earnings release issued February 27, 2017.

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 Near the top of the list of questionable capital allocation decisions is the need for three corporate offices. We question the benefit of selecting Dallas as the location for Fiesta’s executive offices when Pollo Tropical is based in Miami and Taco Cabana in San Antonio (where each continues to maintain its respective administrative operations).

The current sales to investment ratio of Taco Cabana is just under 1.1x, with sales at $1.9 million per store and build-out costs of approximately $1.7 – 1.9 million.2 It is difficult to achieve healthy returns on invested capital (ROIC = (Store Level Sales / Store Level Capital Investment) * Store Level Margin) when the sales to investment ratio is approximately 1.1x and margins on newer stores are weak.

The current sales to investment ratio of Pollo Tropical is under 1.0x with the purchase of land and 1.3x without the purchase of land. Pollo Tropical’s sales per store are approximately $2.4 million with average build-out costs of $1.8 million without land and $2.95 million with land.3 Again, it is difficult to achieve good returns on capital with these sales to investment ratios.

It appears to us that the Board has left the management team to its own discretion to grow sales instead of focusing on increasing returns on incremental capital. Given past performance, we are concerned that this will continue to be the case unless changes are made to the Board. Together, our Nominees bring experience in capital allocation in the restaurant industry and, if elected, will seek to increase the Company’s return on capital.

Troubling Operating Performance at Pollo Tropical

Pollo Tropical’s Adjusted EBITDA margins have declined from 17.0% in 2011 to 13.8% currently.4 We attribute this decline to mismanagement, as Pollo Tropical should have shown operating leverage from the new stores. To be clear, when a profitable concept is growing year over year, the margins should expand.

2 Fiesta’s Form 10-K filed February 27, 2017.

3 Fiesta’s Form 10-K filed February 27, 2017.

4 Fiesta’s Form 10-K filings.

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As discussed above, we believe it was illogical for Fiesta to spend over $70 million going into multiple Texas markets with an unproven concept for the area, rather than starting with one Texas market. We are concerned that in the haste to aggressively enter Texas with Pollo Tropical, Fiesta did not conduct the appropriate studies and experiments with respect to the associated risks.

Lacking Coherent Growth and Strategic Plans for Taco Cabana

It appears that the Board cannot decide what to do with Taco Cabana, the largely Texas-based restaurant. In February 2016, Fiesta announced that it was spinning off Taco Cabana, only to change those plans in September 2016. We believe that Fiesta’s inability to capitalize upon Taco Cabana is largely attributed to the fact that the members of the incumbent Board lack restaurant experience in Texas. Conversely, our Nominees bring a wealth of experience with respect to the Texas market, including Mr. Pappas who comes from a family of successful restaurateurs in Texas. We believe that the addition of our Nominees will prove vital in filling the Board’s apparent knowledge gap with respect to the Texas market and will help Fiesta management grow prudently in the region.

In addition, we believe that Taco Cabana’s menu has been mismanaged for years. While competitors such as Torchy’s Tacos have opened concepts featuring more menu items focused on tacos and creative offerings that have proven successful, Taco Cabana has failed to similarly innovate.

Lack of Growth in Franchise Program

Since the Company’s first earnings call in 2012, management has been talking about growing the Company’s franchise program both internationally and domestically. While El Pollo Loco and other competitors have capitalized on franchising opportunities, Fiesta has lagged behind, having a combined total of only 42 franchised Pollo Tropical and Taco Cabana restaurants.5

Fiesta’s franchise fees account for less than $3 million in annual revenue. We believe there is potential to grow franchise revenue substantially, and we question why such opportunities have not been pursued more aggressively. Through a measured expansion of Pollo Tropical and Taco Cabana via franchising, we believe there is a tremendous opportunity to create a more stable cash flow stream and reap the benefits from brand extension.

General and Administrative Expenses Have Not Provided Operating Leverage

While many restaurant companies create operating leverage with time, Fiesta has failed to gain any leverage despite a larger sales base. As shown below, the Company’s revenue grew by nearly 50% from 2011 to 2016 with no associated operating leverage in its general & administrative expenses.

5 Fiesta’s Form 10-K filed February 27, 2017.

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Further, as indicated below, Fiesta’s general & administrative expenses as a percentage of its revenue compares unfavorably to its peers other than El Pollo Loco Holdings, Inc. (NASDAQ:LOCO), which we note has a sizeable franchise program (on a small base of restaurants).

10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
9.1%
7.9%
6.4%
6.2%
5.6%
5.3%
LOCO
FRGI
PNRA
BWLD
TXRH
CHUY

Source: Form 10-K filings of Fiesta, LOCO, PNRA, BWLD, CHUY, TXRH

If elected, our Nominees will endeavor to cull unnecessary general & administrative expenses.

We Are Concerned about the Company’s Poor Corporate Governance

We are also concerned with the poor corporate governance that severely limits the ability of stockholders to seek effective change at Fiesta. The Board is classified into three separate classes, meaning its directors are only subject to re-election by stockholders once every three years. In our view, the ability of stockholders to select directors each year is an important check on the performance of the Board. It is critical in allowing stockholder input on the direction and state of the Company and ensures the best individuals are on the Board to oversee their investment.  To the contrary, the Board’s current classified structure, in our view, impedes stockholders’ ability to regularly and effectively evaluate the performance of their directors and insulates and entrenches the incumbents despite their apparent lapses in oversight.

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In addition, certain provisions of the Company’s organizational documents (including all Bylaw provisions) may only be amended by a prohibitively high two-thirds supermajority vote. Furthermore, stockholders are prohibited from calling special meetings and cannot act by written consent, which effectively prevents stockholders from seeking Board change between annual meetings. We believe it is contrary to good corporate governance practices for the Board to utilize Fiesta’s corporate machinery to insulate itself from the Company’s stockholders.

We Are Concerned by the Outsized Influence that Jefferies Maintains over the Board

As noted above, at the time of Fiesta’s spin-off, Jefferies owned approximately 28.3% of Fiesta’s outstanding shares. Today, based on publicly available information (including Form 4 filings made by Mr. Friedman), Jefferies does not own any shares; yet, three directors affiliated with Jefferies, Messrs. Alperin, Daraviras and Friedman, still serve on the Board. Fortunately for the Company’s stockholders, two of such directors, Messrs. Alperin and Friedman, are up for election at the Annual Meeting where stockholders will have the opportunity to replace them with direct stockholder representatives.

Not only does having 1/3rd of the Board affiliated with Jefferies (previously ½ prior to recent unilateral Board appointments) not make sense given Jefferies’ lack of any ownership in the Company,6 we believe that it presents potential conflicts of interest, such as when Jefferies LLC was the lead underwriter for Fiesta offerings in March and November of 2013 (the former of which involved a secondary sale of over 3.3 million shares owned by Jefferies).7

We are Concerned that the Board is Not Aligned with Stockholders

We believe the Board’s ineffectiveness at tackling the persistent destruction of stockholder value is in large part a function of what we perceive to be a troubling misalignment of interests between the directors and Fiesta’s stockholders. As of February 28, 2017, the members of the Board collectively owned an aggregate of 155,211 shares of Common Stock (including unvested restricted stock), representing less than 0.6% of the Company’s outstanding shares. Subsequently, Leucadia National Corporation, a multi-billion dollar holding company where Mr. Friedman serves as President and a director, began acquiring Fiesta shares. Following Leucadia’s recent purchases, the members of the Board may be deemed to beneficially own an aggregate of 1,172,031 shares of Common Stock (including unvested restricted stock), representing approximately 4.3% of the outstanding shares.

Troublingly, according to public filings, no incumbent director other than Mr. Twohig (who was just appointed to the Board effective February 28, 2017) has made any open market purchases of Fiesta shares.8 Furthermore, the aggregate number of shares beneficially owned by the incumbent directors has drastically declined since the completion of the Company’s spin-off in May 2012. For instance, Mr. Friedman’s beneficial ownership alone declined from 6,559,739 shares at the time of the spin-off to 61,349 shares as of February 28, 2017 (and has only since risen to its current level of 1,068,349 shares following recent purchases made by Leucadia). We believe that the lack of personal investment by the incumbent Board represents a lack of alignment between their interests and the interests of the Company’s current stockholders.

6 JCP acknowledges that Leucadia National Corporation, a multi-billion dollar holding company, recently acquired shares of Fiesta and is the parent company of Jefferies Group LLC.

7 JCP acknowledges that serving as an underwriter for its own shares does not harm Fiesta’s stockholders in and of itself.

8 Does not include recent purchases made by Leucadia.

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We believe the Board is in desperate need of new independent directors whose interests are better aligned with stockholders who have invested their own capital in the Company’s shares. Collectively, the members of JCP own approximately 8.6% of the Company’s outstanding shares, making it the Company’s third largest stockholder. Mr. Pappas, by virtue of his relationship with JCP Management and JCP Holdings, as further explained elsewhere in this Proxy Statement, may be deemed the beneficial owner of the 705,608 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset, constituting approximately 2.6% of the outstanding shares. Mr. Morlock does not beneficially own any shares of Common Stock, constituting 0% of the outstanding shares.

THERE IS A BETTER WAY FORWARD

We strongly believe that despite management’s and the Board’s apparent failures, Fiesta has tremendous potential for growth and value enhancement over the long-term. If elected, our Nominees will aim to work with the rest of the Board to conduct a rigorous analysis of management’s and the Board’s current strategy to effectively manage the operations, as well as review all available alternatives to enhance stockholder value. Our Nominees are committed to maximizing value for all stockholders over the long term. We are confident that there are actions directly within the control of the Board and management team that represent a tremendous opportunity to improve the Company’s growth prospects, optimize the capital structure and ultimately produce higher returns for stockholders.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three (3) classes. The directors in each class are elected for terms of three (3) years so that the term of office of one (1) class of directors expires at each annual meeting of stockholders. We believe that the terms of three (3) Class II directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our two (2) Nominees, John B. Morlock and James C. Pappas, in opposition to two (2) of the Company’s director nominees for terms ending in 2020. Your vote to elect the Nominees will have the legal effect of replacing two (2) incumbent directors of the Company with the Nominees. If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance stockholder value, as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

John B. Morlock, age 61, has served as the Chief Operating Officer of Sbarro LLC (“Sbarro”), a quick service Italian pizzeria chain, since May 2016. Prior to joining Sbarro, Mr. Morlock served as the Chief Operations Officer of Potbelly Corporation (NASDAQ:PBPB), a publicly traded sandwich chain, from November 2002 to June 2015, and as its Senior Vice President – Operations Growth from June 2015 until April 2016. From 2001 to 2002, Mr. Morlock served as the Chief Executive Officer of Spin Cycle, Inc., where he led a successful turnaround of a chain of coin laundries. From 1998 to 2001, Mr. Morlock served as the President of Clubhouse International, Inc., an owner and operator of country club themed restaurants. Prior to that, Mr. Morlock served as the Senior Vice President of Operations of Boston Chicken, Inc. (n/k/a Boston Market Corporation), a fast casual restaurant, from 1992 to 1994, then as a Midwest Franchisee with over 100 stores of Boston Market and Einstein Bros. Bagels until 1997, and finally as Vice President of Operations – West Coast from 1997 to 1998. Mr. Morlock’s professional experience also includes leadership positions with Blockbuster Entertainment, Inc., a former provider of home movie and video game rental services; Grady’s Goodtimes, a casual dining restaurant chain; and S&A Restaurant Corp. (Steak and Ale), a former chain for casual dining restaurants. Mr. Morlock attended the University of Tennessee.

JCP believes that Mr. Morlock’s significant experience in the fast casual restaurant industry will make him a valuable addition to the Board.

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James C. Pappas, age 36, has served as the Managing Member of JCP Investment Management, LLC, an investment firm, and the sole member of JCP Investment Holdings, LLC, since June 2009. Mr. Pappas has also served as a director of each of Jamba, Inc. (NASDAQ:JMBA), a leading health and wellness brand and the leading retailer of freshly squeezed juice, since January 2015, where he is also a member of each of the Nominating and Corporate Governance Committee and the Audit Committee; Tandy Leather Factory, Inc. (NASDAQ:TLF), a retailer and wholesale distributor of a broad line of leather and related products, since June 2016; and U.S. Geothermal Inc. (NYSEMKT:HTM), a leading geothermal energy company, since September 2016. Previously, Mr. Pappas served on the board of directors of The Pantry, Inc. (formerly NASDAQ:PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from March 2014 until the completion of its sale in March 2015. He also previously served as Chairman of the board of directors of Morgan’s Foods, Inc. (formerly OTC:MRFD), a then publicly traded company, from January 2013 until May 2014, when the company was acquired by Apex Restaurant Management, Inc., after originally joining its board as a director in February 2012.  Mr. Pappas also served as a director of Samex Mining Corp, a junior resource company, in 2013.  From 2005 until 2007, Mr. Pappas worked for The Goldman Sachs Group, Inc. (NYSE:GS) (“Goldman Sachs”), a multinational investment banking and securities firm, in its Investment Banking / Leveraged Finance Division. As part of the Goldman Sachs Leveraged Finance Group, Mr. Pappas advised private equity groups and corporations on appropriate leveraged buyout, recapitalization and refinancing alternatives.  Prior to Goldman Sachs, Mr. Pappas worked at Banc of America Securities, the investment banking arm of Bank of America (NYSE:BAC), a multinational banking and financial services corporation, where he focused on Consumer and Retail Investment Banking, providing advice on a wide range of transactions including mergers and acquisitions, financings, restructurings and buy-side engagements.  Mr. Pappas received a BBA and a Masters in Finance from Texas A&M University.

JCP believes Mr. Pappas’ financial and food service industry expertise and his public company board experience will make him a valuable addition to the Board.

The principal business address of Mr. Morlock is 1328 Dublin Road, Columbus, Ohio 43215. The principal business address of Mr. Pappas is 1177 West Loop South, Suite 1650, Houston, Texas 77027.

As of the date hereof, Mr. Morlock does not beneficially own any securities of the Company. As of the date hereof, Mr. Pappas does not directly own any securities of the Company. Mr. Pappas, as the managing member of JCP Management and sole member of JCP Holdings, may be deemed to beneficially own the 705,608 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset, as further explained elsewhere in this Proxy Statement.

Each Nominee may be deemed to be a member of the Group for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Nominee specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own. For information regarding purchases and sales during the past two (2) years by the Nominees and by the members of the Group of securities of the Company, see Schedule I.

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JCP Partnership has entered into a letter agreement pursuant to which it and its affiliates agreed to indemnify Mr. Morlock against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.

On August 30, 2016, JCP Partnership, JCP Single-Asset, JCP Partners, JCP Holdings, JCP Management, BLR Partners, BLRPart GP, BLRGP, Fondren Management, FMLP, Bandera Master Fund, Bandera Partners, Lake Trail Fund, Lake Trail Capital, Lake Trail GP, and Messrs. Pappas, Radoff, Bylinsky, Gramm, Purcell and Schechter entered into the Group Agreement, pursuant to which, among other things, the parties agreed to (i) the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (ii) engage in discussions with the Company regarding means to enhance stockholder value and corporate governance, (iii) take all other action necessary to achieve the foregoing and (iv) take any other actions the parties determine to undertake in connection with their respective investments in the Company. On January 26, 2017, Mr. Morlock entered into a Joinder Agreement to the Group Agreement, pursuant to which he agreed to be bound by the terms and conditions set forth therein, including the obligations of a member of the group and the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.

Other than as stated herein, there are no arrangements or understandings between the members of the Group or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would, in our view, be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

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PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the shareholders of Fiesta Restaurant Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting of Shareholders.”

As disclosed in the Company’s proxy statement, the stockholder vote on the say-on-pay proposal is an advisory vote only, and is not binding on the Company, the Board or any committee of the Board; however, the Company has disclosed that the Board and the Compensation Committee of the Board will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS SAY-ON-PAY PROPOSAL AND INTEND TO VOTE OUR SHARES ACCORDING TO THE RECOMMENDATION OF ISS.

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PROPOSAL NO. 3

APPROVAL OF THE INCENTIVE PLAN

As discussed in further detail in the Company’s proxy statement, the Company is seeking to have stockholders approve the Incentive Plan, such that certain awards under the Incentive Plan to the Company’s Chief Executive Officer or one of the Company’s three other most highly paid executive officers (other than the Company’s Chief Financial Officer) qualify as “performance-based compensation” under Section 162(m) of the Code and are therefore exempt from the $1.0 million cap on the Company’s tax deduction for executive compensation imposed by Section 162(m) of the Code.

A summary of the Incentive Plan and the material terms of the performance goals are set forth in the Company’s proxy statement, along with a copy of the Incentive Plan.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF THE INCENTIVE PLAN AND INTEND TO VOTE OUR SHARES ACCORDING TO THE RECOMMENDATION OF ISS.

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PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE CHARTER TO IMPLEMENT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve an amendment to the Charter to adopt a majority voting standard in uncontested director elections. The Company has disclosed that if the proposal receives the support of a majority of the votes cast but less than 66 2/3% of the outstanding shares, then the Board will adopt a policy whereby, if a director nominee is elected but receives more votes withholding support than votes FOR, the director must offer his or her resignation to the Board.

A summary of the Charter amendment and the complete text of such amendment are set forth in the Company’s proxy statement.

Although JCP supports this proposal and encourages stockholders to vote in favor of the Charter amendment to adopt a majority voting standard in uncontested director elections, JCP is disappointed that the Company has not provided stockholders with an opportunity to vote on a proposal to declassify the Board so that all directors are elected annually in order to bring increased accountability to the boardroom.

WE RECOMMEND A VOTE IN FAVOR OF THE AMENDMENT TO THE CHARTER TO PROVIDE A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending December 31, 2017. The Company is submitting the appointment of Deloitte & Touche LLP for ratification of the stockholders at the Annual Meeting.

As disclosed in the Company’s proxy statement, stockholder approval is not required to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm, but the Company is submitting the selection of Deloitte & Touche LLP to stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Company has indicated that the Board intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2017.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, JCP believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the say-on-pay proposal, FOR the approval of the Incentive Plan, FOR the Charter amendment to implement a majority voting standard in uncontested elections of directors and FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate three (3) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect not only our two (2) Nominees, but also the candidate who has been nominated by the Company other than Barry J. Alperin and Brian P. Friedman. This gives stockholders who wish to vote for our Nominees the ability to vote for all three (3) directorships up for election. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

While we currently intend to vote all of the JCP Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the JCP Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the JCP Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the JCP Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed GOLD proxy card will be voted at the Annual Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date will be considered a quorum for the transaction of business.

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Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on the proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for non-contested and contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the three (3) nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, for the advisory vote on executive compensation, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval. The Company has indicated that abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Approval of Incentive Plan – According to the Company’s proxy statement, assuming that a quorum is present, for the approval of the Incentive Plan, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval. The Company has indicated that abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

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Amendment to Charter – According to the Company’s proxy statement, the proposal to amend the Company’s Charter to adopt a majority voting requirement for uncontested director elections requires the affirmative vote of 66 2/3% of the outstanding shares of the Company’s Common Stock. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal. The Company has disclosed that if the proposal receives the support of a majority of the votes cast but less than 66 2/3% of the outstanding shares, then the Board will adopt a policy whereby, if a director nominee is elected but receives more votes withholding support than votes FOR, the director must offer his or her resignation, to the Board.

Ratification of the Selection of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, for the ratification of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval. The Company has indicated that abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the proposal.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with JCP’s recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to JCP in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to JCP in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by JCP. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of JCP have entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $50,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. JCP has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. JCP will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 50 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by JCP. Costs of this solicitation of proxies are currently estimated to be approximately $400,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). JCP estimates that through the date hereof its expenses in connection with this solicitation are approximately $200,000. To the extent legally permissible, if JCP is successful in its proxy solicitation, JCP intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. JCP does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

JCP Partnership, JCP Single-Asset, JCP Partners, JCP Holdings, JCP Management, BLR Partners, BLRPart GP, BLRGP, Fondren Management, FMLP, Bandera Master Fund, Bandera Partners, Lake Trail Fund, Lake Trail Capital, Lake Trail GP, Messrs. Radoff, Bylinsky, Gramm, Purcell and Vituli and the Nominees are participants in this solicitation. The principal business of each of JCP Partnership and JCP Single-Asset is investing in securities. The principal business of JCP Partners is serving as the general partner of each of JCP Partnership and JCP Single-Asset. The principal business of JCP Holdings is serving as the general partner of JCP Partners. The principal business of JCP Management is serving as the investment manager of each of JCP Partnership and JCP Single-Asset. The principal occupation of Mr. Pappas is serving as the managing member of JCP Management and sole member of JCP Holdings. The principal business of BLR Partners is investing in securities. The principal business of BLRPart GP is serving as the general partner of BLR Partners. The principal business of BLRGP is serving as the general partner of BLRPart GP. The principal business of Fondren Management is serving as the investment manager of BLR Partners. The principal business of FMLP is serving as the general partner of Fondren Management. The principal occupation of Mr. Radoff is serving as the sole shareholder and sole director of each of BLRGP and FMLP. The principal business of Bandera Master Fund is investing in securities. The principal business of Bandera Partners is serving as the investment manager of Bandera Master Fund. The principal occupation of each of Messrs. Bylinsky and Gramm is serving as the Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners. The principal business of Lake Trail Fund is investing in securities. The principal business of Lake Trail Capital is serving as the Manager and Investment Manager of Lake Trail Fund. The principal business of Lake Trail GP is serving as the general partner of Lake Trail Capital. The principal occupation of Mr. Purcell is serving as the sole member of Lake Trail GP. Mr. Schechter is a private investor. Mr. Vituli is a retired restaurant executive and serves as a director of Ruth’s Hospitality Group, Inc.

26

The address of the principal office of each of JCP Partnership, JCP Single-Asset, JCP Partners, JCP Holdings, JCP Management and Mr. Pappas is 1177 West Loop South, Suite 1650, Houston, Texas 77027. The address of the principal office of each of BLR Partners, BLRPart GP, BLRGP, Fondren Management, FMLP and Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027. The address of the principal office of each of Bandera Master Fund, Bandera Partners and Messrs. Bylinsky and Gramm is 50 Broad Street, Suite 1820, New York, New York 10004. The address of the principal office of each of Lake Trail Fund, Lake Trail Capital, Lake Trail GP and Mr. Purcell is 400 Park Avenue, 21st Floor, New York, New York 10022. The address of the principal office of Mr. Schechter is 302 South Mansfield Avenue, Los Angeles, California 90036. The address of the principal office of Mr. Vituli is 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789.

As of the date hereof, JCP Partnership beneficially owned 470,762 shares of Common Stock. As of the date hereof, JCP Single-Asset beneficially owned 234,846 shares of Common Stock. JCP Partners, as the general partner of each of JCP Partnership and JCP Single-Asset, may be deemed the beneficial owner of the 705,608 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. JCP Holdings, as the general partner of JCP Partners, may be deemed the beneficial owner of the 705,608 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. JCP Management, as the investment manager of each of JCP Partnership and JCP Single-Asset, may be deemed the beneficial owner of the 705,608 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. Mr. Pappas, as the managing member of JCP Management and sole member of JCP Holdings, may be deemed the beneficial owner of the 705,608 shares of Common Stock owned in the aggregate by JCP Partnership and JCP Single-Asset. As of the date hereof, BLR Partners beneficially owned 615,000 shares of Common Stock. BLRPart GP, as the general partner of BLR Partners, may be deemed the beneficial owner of the 615,000 shares owned by BLR Partners. BLRGP, as the general partner of BLRPart GP, may be deemed the beneficial owner of the 615,000 shares owned by BLR Partners. Fondren Management, as the investment manager of BLR Partners, may be deemed the beneficial owner of the 615,000 shares owned by BLR Partners. FMLP, as the general partner of Fondren Management, may be deemed the beneficial owner of the 615,000 shares owned by BLR Partners. Mr. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the 615,000 shares owned by BLR Partners. As of the date hereof, Bandera Master Fund beneficially owned 397,239 shares of Common Stock. Bandera Partners, as the investment manager of Bandera Master Fund, may be deemed the beneficial owner of the 397,239 shares of Common Stock owned by Bandera Master Fund. Each of Messrs. Bylinsky and Gramm, as the Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners, may be deemed the beneficial owner of the 397,239 shares of Common Stock owned by Bandera Master Fund. As of the date hereof, Lake Trail Fund beneficially owned 600,000 shares of Common Stock. Lake Trail Capital, as the Manager and Investment Manager of Lake Trail Fund, may be deemed the beneficial owner of the 600,000 shares of Common Stock owned by Lake Trail Fund. Lake Trail GP, as the general partner of Lake Trail Capital, may be deemed the beneficial owner of the 600,000 shares of Common Stock owned by Lake Trail Fund. Mr. Purcell, as the sole member of Lake Trail GP, may be deemed the beneficial owner of the 600,000 shares of Common Stock owned by Lake Trail Fund. As of the date hereof, Mr. Schechter beneficially owned 19,400 shares of Common Stock, including 1,700 shares of Common Stock directly owned by his spouse. As of the date hereof, Mr. Vituli did not beneficially own any shares of Common Stock.

27

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 2,337,247 shares of Common Stock owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

The shares of Common Stock directly beneficially owned by each of JCP Partnership, JCP Single-Asset, BLR Partners, Bandera Master Fund and Lake Trail Fund were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock that are beneficially owned by Mr. Schechter were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

JCP Partnership has entered into a letter agreement pursuant to which it and its affiliates agreed to indemnify Mr. Schechter against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. JCP Partnership and JCP Single-Asset entered into a letter agreement pursuant to which they agreed to indemnify Mr. Vituli against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

28

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

JCP is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which JCP is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2018 Annual Meeting, be delivered to the Company’s Corporate Secretary at 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254 by January 2, 2018.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2018 Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Therefore, to be presented at the 2018 Annual Meeting, such a proposal must be delivered between February 7, 2018 and March 9, 2018.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2018 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this proxy statement should not be construed as an admission by JCP that such procedures are legal, valid or binding.

29

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

JCP Investment Partnership, LP

May 1, 2017

30

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY BY THE PARTICIPANTS DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Purchased/(Sold)	Date of Purchase / Sale

JCP INVESTMENT PARTNERSHIP, LP

Purchase of Common Stock	1,000	06/30/2016
Purchase of Common Stock	20,000	07/01/2016
Purchase of Common Stock	5,000	07/05/2016
Purchase of Common Stock	5,000	07/05/2016
Purchase of Common Stock	4,600	07/06/2016
Purchase of Common Stock	40,000	07/07/2016
Purchase of Common Stock	10,000	07/13/2016
Purchase of Common Stock	1,000	07/19/2016
Purchase of Common Stock	10,000	07/22/2016
Purchase of Common Stock	1,000	07/26/2016
Purchase of Common Stock	3,000	07/28/2016
Purchase of Common Stock	20,000	08/01/2016
Purchase of Common Stock	27,800	08/02/2016
Purchase of Common Stock	67,808	08/04/2016
Purchase of Common Stock	700	08/08/2016
Purchase of Common Stock	5,000	08/10/2016
Purchase of Common Stock	12,500	08/11/2016
Purchase of Common Stock	1,109	08/11/2016
Purchase of Common Stock	12,500	08/11/2016
Purchase of Common Stock	11,300	08/12/2016
Purchase of Common Stock	2,325	08/15/2016
Purchase of Common Stock	50,000	08/25/2016
Purchase of Common Stock	22,215	08/26/2016
Purchase of Common Stock	5,300	08/31/2016
Purchase of Common Stock	12,500	09/02/2016
Purchase of Common Stock	20,000	09/06/2016
Purchase of Common Stock	5,000	09/07/2016
Purchase of Common Stock	20,000	09/09/2016
Purchase of Common Stock	5,000	09/12/2016
Purchase of Common Stock	25,000	09/13/2016
Purchase of Common Stock	855	01/30/2017
Purchase of Common Stock	27,500	02/28/2017
Purchase of Common Stock	5,000	03/01/2017
Purchase of Common Stock	5,000	03/03/2017
Purchase of Common Stock	450	03/09/2017

I-1

Purchase of Common Stock	1,300	03/10/2017
Purchase of Common Stock	4,000	03/20/2017

Sale of Call Options	(52,400)(1)	07/27/2016
Purchase of Call Options*	5,900(1)	07/28/2016
Purchase of Call Options*	46,500(1)	08/08/2016

JCP SINGLE-ASSET PARTNERSHIP, LP

Purchase of Common Stock	25,000	09/15/2016
Purchase of Common Stock	6,624	09/16/2016
Purchase of Common Stock	50,000	09/20/2016
Purchase of Common Stock	5,500	09/21/2016
Purchase of Common Stock	3,616	09/27/2016
Purchase of Common Stock	20,000	09/29/2016
Purchase of Common Stock	20,000	10/04/2016
Purchase of Common Stock	10,000	10/12/2016
Purchase of Common Stock	50,000	11/08/2016
Purchase of Common Stock	856	01/30/2017
Purchase of Common Stock	27,500	02/28/2017
Purchase of Common Stock	5,000	03/01/2017
Purchase of Common Stock	5,000	03/03/2017
Purchase of Common Stock	450	03/09/2017
Purchase of Common Stock	1,300	03/10/2017
Purchase of Common Stock	4,000	03/20/2017

BLR PARTNERS LP

Purchase of Common Stock*	2,500	05/18/2016
Purchase of Common Stock	10,000	06/15/2016
Purchase of Common Stock	5,000	06/16/2016
Purchase of Common Stock	2,500	06/27/2016
Purchase of Common Stock	30,000	06/28/2016
Purchase of Common Stock	20,000	06/29/2016
Purchase of Common Stock	42,500	06/30/2016
Purchase of Common Stock	10,000	07/01/2016
Purchase of Common Stock	15,000	07/06/2016
Sale of Common Stock	(10,000)	07/14/2016
Sale of Common Stock	(10,000)	07/21/2016
Sale of Common Stock	(25,000)	07/22/2016
Sale of Common Stock	(10,000)	07/26/2016
Sale of Common Stock	(10,000)	07/26/2016

(1) Represents shares of Common Stock underlying certain exchange-listed call options, which had a strike price of $25.00 per share. These call options expired on August 19, 2016.

* Represents closing of a short position.

I-2

Sale of Common Stock	(20,000)	07/27/2016
Purchase of Common Stock	15,000	07/29/2016
Purchase of Common Stock	20,000	07/29/2016
Purchase of Common Stock	20,000	08/01/2016
Purchase of Common Stock	12,211	08/02/2016
Purchase of Common Stock	82,789	08/03/2016
Purchase of Common Stock	70,000	08/04/2016
Sale of Common Stock	(10,000)	08/04/2016
Purchase of Common Stock	25,000	08/10/2016
Purchase of Common Stock	20,000	08/10/2016
Purchase of Common Stock	15,000	08/11/2016
Purchase of Common Stock	30,000	08/12/2016
Purchase of Common Stock	10,000	08/19/2016
Purchase of Common Stock	12,500	08/22/2016
Purchase of Common Stock	15,000	08/24/2016
Purchase of Common Stock	35,000	08/25/2016
Purchase of Common Stock	17,500	08/26/2016
Purchase of Common Stock	30,000	08/29/2016
Purchase of Common Stock	15,000	09/02/2016
Purchase of Common Stock	17,500	09/06/2016
Purchase of Common Stock	12,500	09/07/2016
Purchase of Common Stock	10,000	09/12/2016
Purchase of Common Stock	15,603	09/13/2016
Purchase of Common Stock	9,397	09/14/2016
Purchase of Common Stock	15,000	09/15/2016
Purchase of Common Stock	15,000	09/21/2016
Purchase of Common Stock	10,000	09/29/2016
Purchase of Common Stock	10,000	09/30/2016
Purchase of Common Stock	15,000	03/21/2017

Sale of Put Options	(10,000)(2)	08/19/2016
Sale of Put Options	(20,000)(2)	08/22/2016

BANDERA MASTER FUND L.P.

Purchase of Common Stock	23,940	08/04/2016
Purchase of Common Stock	50,000	08/12/2016
Purchase of Common Stock	65,000	02/24/2017
Purchase of Common Stock	100,000	02/27/2017
Purchase of Common Stock	139,714	02/28/2017
Purchase of Common Stock	18,585	03/03/2017

(2) Represents shares of Common Stock underlying certain exchange-listed put options, which have a strike price of $22.50 per share and expire on March 17, 2017.

I-3

LAKE TRAIL MANAGED INVESTMENTS LLC

Purchase of Common Stock	150,000	08/29/2016
Purchase of Common Stock	100,000	08/30/2016
Purchase of Common Stock	50,000	09/06/2016
Purchase of Common Stock	50,000	09/08/2016
Purchase of Common Stock	50,000	09/09/2016
Purchase of Common Stock	50,000	09/12/2016
Purchase of Common Stock	40,000	09/13/2016
Purchase of Common Stock	10,000	09/14/2016
Purchase of Common Stock	50,000	09/14/2016
Purchase of Common Stock	50,000	09/29/2016

JOSHUA E. SCHECHTER

Purchase of Common Stock	1,000	05/24/2016
Purchase of Common Stock	300	06/28/2016
Purchase of Common Stock	300	06/28/2016
Purchase of Common Stock	400	06/28/2016
Purchase of Common Stock	1,000	06/30/2016
Purchase of Common Stock	2,000	07/01/2016
Purchase of Common Stock	500	07/06/2016
Purchase of Common Stock	100	07/06/2016
Purchase of Common Stock	200	07/06/2016
Purchase of Common Stock#	500	07/06/2016
Purchase of Common Stock	1,000	07/26/2016
Sale of Common Stock	(1,800)	07/27/2016
Purchase of Common Stock	700	07/29/2016
Purchase of Common Stock	300	07/29/2016
Purchase of Common Stock	500	07/29/2016
Purchase of Common Stock	700	07/29/2016
Purchase of Common Stock#	700	07/29/2016
Purchase of Common Stock	1,500	08/01/2016
Purchase of Common Stock	1,000	08/02/2016
Purchase of Common Stock	1,000	08/03/2016
Purchase of Common Stock	500	08/04/2016
Purchase of Common Stock	200	08/04/2016
Purchase of Common Stock	1,800	08/04/2016
Purchase of Common Stock#	500	08/04/2016
Purchase of Common Stock	500	08/25/2016
Purchase of Common Stock	1,000	09/07/2016
Purchase of Common Stock	1,500	09/15/2016
Purchase of Common Stock	500	02/28/2017
Purchase of Common Stock	100	02/28/2017
Purchase of Common Stock	900	02/28/2017

# Represents a transaction by Mr. Schechter’s spouse.

I-4

ALAN VITULI

Purchase of Common Stock^	10,000	07/08/2016
Sale of Common Stock^	(10,000)	07/12/2016
Purchase of Common Stock^	15,000	08/08/2016
Sale of Common Stock^	(15,000)	08/09/2016

^ Represents a transaction through Mr. Vituli’s IRA.

I-5

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by Fiesta Restaurant Group, Inc. with the Securities and Exchange Commission on May 1, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding beneficial ownership of our common stock as of April 10, 2017 by:

•	each person known by us to beneficially own more than 5% of all outstanding shares of our common stock;
•	each of our directors, nominees for director, and Named Executive Officers (as set forth in “Executive Compensation-Summary Compensation Table” herein) individually; and
•	all of our directors and executive officers as a group.

27,063,570 shares of our common stock were outstanding on April 27, 2017.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, other than to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Except as otherwise indicated, the address for each beneficial owner is c/o Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Wasatch Advisors, Inc. (1)	3,194,095	11.8%
BlackRock Inc. (2)	3,072,291	11.4%
JCP Investment Partnership, LP et al (3)	2,272,162	8.4%
The Vanguard Group, Inc. (4)	2,139,225	7.9%
Morgan Stanley (5)	1,349,054	5.0%
Morgan Stanley Investment Management
Danny K. Meisenheimer	31,936	*
Timothy P. Taft (6)	177,041	*
Richard C. Stockinger	79,235	*
Lynn S. Schweinfurth	88,946	*
Joseph A. Zirkman	128,614	*
Joseph Brink	17,773	*
John Todd (7)	14,054	*
Todd Coerver (8)	28,684	*
Paul E. Twohig	9,820	*
Stacey Rauch	14,262	*
Nicholas P. Shepherd	-----	-----
Brian P. Friedman (9)	1,068,349	3.9%
Stephen P. Elker	14,262	*
Barry J. Alperin	13,277	*
Nicholas Daraviras	11,609	*
Jack A. Smith	40,452	*
All directors and executive officers as a group (10)	1,518,535	5.6%

_______________

* Less than one percent

(1)	Information was obtained from a Schedule 13G/A filed on February 28, 2017 with the SEC. The address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.
(2)	Information was obtained from a Schedule 13G/A filed on January 12, 2017 with the SEC. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10022.
II-1

(3)	Information was obtained from a Schedule 13D/A filed on January 20, 2016 with the SEC by JCP Investment Partnership, LP, which we refer to as “JCP Partnership”, JCP Single-Asset Partnership, LP, which we refer to as the “JCP Single-Asset”, JCP Investment Partners, LP, which we refer to as “JCP Partners”, JCP Investment Holdings, LLC, which we refer to as “JCP Holdings”, JCP Investment Management, LLC, which we refer to as “JCP Management”, James, C. Pappas, BLR Partners LP, which we refer to as “BLR Partners”, BLRPart, LP, which we refer to as “BLRPart LP”, BLRGP Inc., which we refer to as “BLRGP”, Fondren Management, LP, which we refer to as “Fondren Management”, FMLP Inc., which we refer to as “FMLP”, Bradley L. Radoff, Bandera Master Fund L.P., which we refer to as “Bandera Master Fund”, Bandera Partners LLC, which we refer to as “Bandera Partners”, Gregory Bylinsky, Jefferson Gramm, Lake Trail Managed Investments LLC, which we refer to as “Lake Trail Fund”, Lake Trail Capital LP, which we refer to as “Lake Trail Capital”, Lake Trail Capital GP LLC, which we refer to as “Lake Trail GP”, Thomas W. Purcell, Jr., Joshua Schechter and John B. Morlock, which we refer to collectively as the “Dissident Group”. JCP Partnership beneficially owns our shares as follows: (a) Sole Voting Power: 455,012 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 455,102 and (d) Shared Dispositive Power: 0. JCP Single-Asset beneficially owns our shares as follows: (a) Sole Voting Power: 219,096 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 219,096 and (d) Shared Dispositive Power: 0. JCP Partners, as general partner of each of JCP Partnership and JCP Single-Asset, may be deemed the beneficial owner of the (i) 455,012 shares owned by JCP Partnership and (ii) 219,096 shares owned by JCP Single-Asset. JCP Partners beneficially owns our shares as follows: (a) Sole Voting Power: 674,108 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 674,108 and (d) Shared Dispositive Power: 0. JCP Holdings, as the general partner of JCP Partners, may be deemed the beneficial owner of the (i) 455,012 shares owned by JCP Partnership and (ii) 219,096 shares owned by JCP Single-Asset. JCP Holdings beneficially owns our shares as follows: (a) Sole Voting Power: 674,108 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 674,108 and (d) Shared Dispositive Power: 0. JCP Management, as the investment manager of each of JCP Partnership and JCP Single-Asset, may be deemed the beneficial owner of the (i) 455,012 shares owned by JCP Partnership and (ii) 219,096 shares owned by JCP Single-Asset. JCP Management beneficially owns our shares as follows: (a) Sole Voting Power: 674,108 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 674,108 and (d) Shared Dispositive Power: 0. Mr. Pappas, as the managing member of JCP Management and sole member of JCP Holdings, may be deemed the beneficial owner of the (i) 455,012 shares owned by JCP Partnership and (ii) 219,096 shares owned by JCP Single-Asset. Mr. Pappas beneficially owns our shares as follows: (a) Sole Voting Power: 674,108 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 674,108 and (d) Shared Dispositive Power: 0. BLR Partners beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. BLRPart LP, as the general partner of BLR Partners, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. BLRPart LP beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. BLRGP, as the general partner of BLRPart LP, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. BLRGP beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Fondren Management, as the investment manager of BLR Partners, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. Fondren Management beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. FMLP, as the general partner of Fondren Management, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. FMLP beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Mr. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the 600,000 shares owned by BLR Partners. Mr. Radoff beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Bandera Master Fund beneficially owns our shares as follows: (a) Sole Voting Power: 378,654 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 378,654 and (d) Shared Dispositive Power: 0. Bandera Partners, as the investment manager of Bandera Master Fund, may be deemed the beneficial owner of the 378,654 shares owned by Bandera Master Fund. Bandera Partners beneficially owns our shares as follows: (a) Sole Voting Power: 378,654 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 378,654 and (d) Shared Dispositive Power: 0. Each of Mr. Bylinsky and Mr. Gramm, as the managing partners, managing directors and portfolio managers of Bandera Partners, may be deemed the beneficial owner of the 378,654 shares owned by Bandera Master Fund. Each of Mr. Bylinsky and Mr. Gramm beneficially owns our shares as follows: (a) Sole Voting Power: 378,654 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 378,654 and (d) Shared Dispositive Power: 0. Lake Trail Fund beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Lake Trail Capital, as the manager and investment manager of Lake Trail Fund, may be deemed the beneficial owner of the 600,000 shares owned by Lake Trail Fund. Lake Trail Capital beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Lake Trail GP, as the general partner of Lake Trail Capital, may be deemed the beneficial owner of the 600,000 shares owned by Lake Trail Fund. Lake Trail GP beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Mr. Purcell, as the sole member of Lake Trail GP, may be deemed the beneficial owner of the 600,000 Shares owned by Lake Trail Fund. Mr. Purcell beneficially owns our shares as follows: (a) Sole Voting Power: 600,000 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 600,000 and (d) Shared Dispositive Power: 0. Mr. Schechter beneficially owns our shares as follows: (a) Sole Voting Power: 17,700 (b) Shared Voting Power: 1,700, (c) Sole Dispositive Power: 17,700 and (d) Shared Dispositive Power: 1,700. Mr. Morlock beneficially owns our shares as follows: (a) Sole Voting Power: 0 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 0. The Dissident Group, as members of a “group” for the purposes of Section 13(d)(3) of the Exchange Act may be deemed the beneficial owner of our shares directly owned by the other members of the Dissident Group. Each member of the Dissident Group disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The address of the principal office of each of JCP Partnership, JCP Single-Asset, JCP Partners, JCP Holdings, JCP Management and Mr. Pappas is 1177 West Loop South, Suite 1650, Houston, Texas 77027. The address of the principal office of each of BLR Partners, BLRPart LP, BLRGP, Fondren Management, FMLP and Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027. The address of the principal office of each of Bandera Master Fund, Bandera Partners and Messrs. Bylinsky and Gramm is 50 Broad Street, Suite 1820, New York, New York 10004. The address of the principal office of each of Lake Trail Fund, Lake Trail Capital, Lake Trail GP and Mr. Purcell is 400 Park Avenue, 21st Floor, New York, New York 10022. The address of the principal office of Mr. Schechter is 302 South Mansfield Avenue, Los Angeles, California 90036. The address of the principal office of Mr. Morlock is 1328 Dublin Road, Columbus, Ohio 43215.
II-2

(4)	Information was obtained from a Schedule 13G/A filed on February 10, 2017 with the SEC. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.
(5)	Information was obtained from a Schedule 13G/A filed on February 10, 2017 with the SEC. Morgan Stanley beneficially owns our shares as follows: (a) Sole Voting Power: 1,348,354 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 1,349,354. Morgan Stanley Investment Management Inc. beneficially owns our shares as follows: (a) Sole Voting Power: 1,348,354 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 1,349,354. The address of the principal office of each of Morgan Stanley and Morgan Stanley Investment Management Inc. is 1585 Broadway, New York, New York 10036.
(6)	Mr. Taft served as our Chief Executive Officer and President and a member of our board of directors until September 30, 2016. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed March 7, 2016 with the SEC. The address of Mr. Taft is 5606 Palomar Lane, Dallas, Texas 75229.
(7)	Mr. Todd served as our Group Vice President, Chief Development Officer until January 1, 2017. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed August 24, 2016 with the SEC. The address of Mr. Todd is 1080 W. Bethel Road, Coppell, Texas 75019.
(8)	Mr. Coerver served as our Chief Operating Officer, Taco Cabana until October 20, 2016. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed March 7, 2016 with the SEC. The address of Mr. Coerver is 700 12th Street, #220, Golden, Colorado 80401.
(9)	Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed April 30, 2015 with the SEC. Includes 1,007,000 shares of Common Stock held by Leucadia, 28,668 shares of Common Stock held by 2055 Partners L.P., which we refer to as “2055 Partners”, and 32,681 shares of our Common Stock held directly by Mr. Friedman. Mr. Friedman is the President and a director of Leucadia. Mr. Friedman disclaims beneficial ownership over our shares held by Leucadia except to the extent of his indirect pecuniary interest. Mr. Friedman is the general partner of 2055 Partners and, in such capacity, may be deemed to beneficially own the 28,668 shares of our Common Stock beneficially owned by 2055 Partners. The address of Mr. Friedman is 520 Madison Avenue, 11th Floor, New York, New York 10022.
(10)	Includes 1,007,000 shares of Common Stock held by Leucadia and 28,668 shares of Common Stock held by 2055 Partners as reported in footnote (9) above.

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how few shares of Common Stock you own, please give JCP your proxy FOR the election of the Nominees and in accordance with JCP’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

•	SIGNING the enclosed GOLD proxy card;
•	DATING the enclosed GOLD proxy card; and
•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of JCP’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

FIESTA RESTAURANT GROUP, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF JCP INVESTMENT PARTNERSHIP, LP AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF FIESTA RESTAURANT GROUP, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints James C. Pappas, Steve Wolosky and John Glenn Grau, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Fiesta Restaurant Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Stockholders of the Company scheduled to be held at Akerman LLP, 666 Fifth Avenue, 20th Floor, New York, New York, 10103 on Wednesday, June 7, 2017, at 8:00 A.M. Eastern Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to JCP Investment Partnership, LP (“JCP”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with JCP’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

JCP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 4. JCP MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2, 3 AND 5.

1.	JCP’s proposal to elect John B. Morlock and James C. Pappas as Class II directors of the Company to serve until the 2020 Annual Meeting of Stockholders.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	John B. Morlock James C. Pappas	☐	☐	☐ ________________ ________________

JCP does not expect that any of the nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, JCP has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

If no direction is indicated, JCP intends to use this proxy to vote (i) “FOR” Messrs. Morlock and Pappas and (ii) “FOR” the candidate who has been nominated by the Company other than Messrs. Alperin and Friedman, for whom JCP is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if JCP’s nominees are elected.

Note: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of common stock will be voted for the remaining nominee(s). You may also withhold authority to vote for the candidate nominated by the Company other than Messrs. Alperin and Friedman by writing the name of such nominee below.

_________________________________________________________________

GOLD PROXY CARD

2.	Company’s proposal to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Company’s proxy statement.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Company’s proposal to approve the Fiesta Restaurant Group, Inc. 2012 Stock Incentive Plan, as amended, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.
☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Company’s proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors.
☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Company’s proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Fiesta Restaurant Group, Inc. for the 2017 fiscal year.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.